UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue Northwest, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Security Federal Corporation (“Company”) was held on April 29, 2021 in a virtual format.

(b)
There were a total of 3,252,884 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,456,888 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors:

	FOR	WITHHELD	BROKER NON-VOTES
	No. of votes	No. of votes	No. of votes

Timothy W. Simmons	2,324,481	132,407	338,064
Harry O. Weeks, Jr.	2,329,481	127,407	338,064
Roy G. Lindburg	2,330,281	126,607	338,064

Based on the votes set forth above, Messrs. Simmons, Weeks and Lindburg were duly elected to each serve as directors of the Company for a three year term expiring at the annual meeting of shareholders in 2024, each to serve until their respective successors have been duly elected and qualified.

The terms of Directors Thomas L. Moore, J. Chris Verenes, Richard T. Harmon, Frampton W. Toole, III, Robert E. Alexander, William Clyburn, Frank M. Thomas, Jr. and Jessica T. Cummins, continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers.  This proposal received the following votes:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
2,304,564	93.80%	127,717	5.20%	24,607	1.0%	338,064

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

(c) None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: April 29, 2021	By:	/s/J. Chris Verenes
J. Chris Verenes
Chief Executive Officer